EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Monitronics International, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael R. Haislip, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Michael R. Haislip
Michael R. Haislip
Chief Executive Officer and President
(Principal Executive Officer)

Date: May 12, 2006